                                                                   EXHIBIT 10.14

      This Agreement is entered into by and between The Nostalgia Network, Inc., a Delaware corporation ("Customer"), 650 Massachusetts Avenue, NW, Washington, DC and Atlantic Video, Inc., ("AV"), a Delaware corporation, 650 Massachusetts Avenue, NW Washington, DC 20001, and is to be effective as of August 1, 1997. This Agreement provides all the terms and conditions for services rendered by AV to Customer at all times commencing on August 1, 1997 and incorporates by reference the appended Schedules 1 through 8.

                                    RECITAL

      WHEREAS, AV and Customer desire to enter into an agreement for the performance by AV of professional services in connection with activities being conducted by Customer;

      WHEREAS, AV and Customer agree and acknowledge that the provision of high quality services are of critical importance to the operations of Customer;

     Now, therefore, in consideration of the foregoing and of the mutual promises and covenants contained herein the parties hereto agree as follows:

1.   TERM: The term of this Agreement shall be for three years commencing on
     ----
     August 1, 1997 and continuing thereafter until and including July 31, 1999.

2.   EXCLUSIVE SERVICE PROVIDER:  This Agreement provides for two types of
     --------------------------
     services: (1) broadcast television standard quality production and post-production and (2) master control and satellite uplinking. Customer shall use AV's services and facilities for Customer's master control, production and post-production needs for video programming produced by (but not that produced under contract for) Customer. Notwithstanding the foregoing, Customer may, from time to time, use other service providers for its production and post-production needs only under any one or more of the following conditions:

     (a) If AV does not offer studio space of a size, kind, or quality, equipment, and/or personnel necessary to perform the services required by Customer. If Customer determines that AV does not offer studio space of a size, kind, or quality, equipment, and/or personnel necessary to perform the services required by Customer , it will notify AV of that fact and of the salient characteristics (including price) of the studio space that it seeks. AV shall have three days from receipt of such notice to propose the terms on which it is willing to provide studio space for the proposed Customer production with a description of the studio or studios that it proposes to use for this purpose. Customer shall provide timely notice to AV of its acceptance or rejection of such proposal.

     (b) If Customer concludes for reasonable business, artistic or aesthetic purposes, that production is required to be undertaken outside of the Washington, D.C. area; or,

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     (c)  If Customer orders more than 100 duplicates of a video in the same format, it will notify AV of that fact and AV may, within 3 days of receipt of such notice, propose a price term for supplying the duplicates. Customer shall provide timely notice to AV of its acceptance or rejection of such proposal.

     (d) It is understood by both parties that, occasionally and in some circumstances, AV may be able to meet Customer's requirements only through the provision of second shift production services availabilities. Unless for reasonable business purposes, such scheduling shall not be a condition for using service providers other than AV.

3.   COMPARABLE PRICES:  AV shall supply services to Customer at prices, terms,
     -----------------
     and conditions at least as favorable as those provided to any of its top ten clients (as measured by annual revenues -- measured on a rolling 12 month basis). AV shall provide, at Customer's reasonable request, and no more than once per year, sufficient information for Customer to identify that the prices, terms, and conditions for its provision of services to Customer are consistent with this Agreement. Throughout the term of this Agreement, AV will adjust the rates charged to Customer under the AV rate card (Schedule 1) and paragraphs 6 - 20 of this Agreement, which ever is applicable, to assure that the Customer rates are not higher than the rates charged in the same time period to any of the top ten clients of AV for any service reflected on the rate card, or in paragraphs 6 - 20 of this Agreement. The parties recognize that there shall be some circumstances where promotional rates for services of a limited duration are offered or reduced to obtain new customers or where personnel or equipment would be idle, which shall not be subject to this provision.

4.   PERSONNEL/PERFORMANCE REVIEW:  At any time during the term of this
     ----------------------------
     Agreement, Customer may give notice to AV that the performance of an AV employee providing services to Customer is unsatisfactory. The notice shall specify the factual basis for such dissatisfaction. On receipt of
                                                             -
     such notice, AV shall, at its sole discretion, either cure the deficiency by correcting the employee's deficient performance or replace that employee with another person.

5.   MINIMUM MONTHLY PAYMENTS:  On the last day of each month, Customer shall
     ------------------------
     pay AV a minimum monthly payment (the "flat fee") of the monthly fixed master control fee (as determined pursuant to paragraph 9.d. below) plus $50,000. In the event that Customer does not use $50,000 worth of AV production and post-production services during any month during the term of this Agreement, AV shall credit Customer for the unused portion of the flat fee The flat fee credit may only be used to pay for AV fees incurred that exceed the flat fee within 12 months from the time of issuance. The flat fee credit shall not exceed $75,000. at any time. .

6. SPECIAL DISCOUNT: In view of the expected volume of assignments, and in order to resolve any and all outstanding claims and disputes so as to maximize the mutually beneficial and cooperative relationship between the parties, AV will provide to Customer a special discount of $55,856.00. Customer shall pay the billings for July 1997 at the old

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     contract rates. The discount identified herein shall be paid by AV to
     Customer divided proportionately over a period of eighteen months beginning in August 1997.

7.   SERVICE SITE:  All post production, production and library services will be
     ------------
     provided by AV to Customer at AV's facilities located at 150 So. Gordon Street, Alexandria, Virginia 22304 or 650 Massachusetts Ave. NW, Washington, DC 20001. Master control and uplinking services will be provided at AV's facility located at 150 So. Gordon Street, Alexandria, Virginia 22304.

8.   SCOPE OF WORK:  AV shall provide Customer with broadcast television
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     standard master control and uplink, production and post production services necessary to receive, catalogue, quality check, edit, duplicate, store and distribute audio, and video tapes for Customer as specified below.

9.  MASTER CONTROL AND UPLINK:
    --------------------------

     (a) UPLINK: AV shall provide to Customer uplink services that shall include a 10 meter earth station with redundant transmitters (one hot and one standby) with UPS backup power and a back up generator. The uplink will have video and stereo output on two channels and output to Customer's third audio subcarrier. The uplink will be available 24 hours per day/365 days per year. This fully redundant transmission system was installed in August of 1996 and is made up of the highest quality current state of the art components available. The uplink will receive regular maintenance as specified by the manufacturer. AV represents and warrants that the redundant properties and computerized monitoring of this uplink system will protect against any potential malfunction. In the event of malfunction that cannot be remedied through redundancy, AV will provide immediate engineering assistance. In the event that a signal is unavailable for five minutes or more (a "catastrophic failure"), AV will operate in accordance with the attached disaster recovery plan appended as Schedule 2.

     (b) MASTER CONTROL: AV shall provide Customer with a master control that is manned and operated 24 hours a day 365 days per year. AV will provide Customer with a fully automated master control system that will utilize an Alamar automation system linked to one 3/4" machine, two 1" machines, two Beta SP machines and two digital Beta machines and a computer controlled server system capable of handling all of Customer's commercial and short program requirements. In addition, the room will be equipped with a character generator with sizable anti-aliased fonts, a switcher with simple digital effects, and linear keying capabilities. Master control will have stereo output on two channels with output to Customer's third audio subcarrier. Master control also will have equipment with the ability to insert silent cue tones for Customer's affiliates use of local avails. Master control will be protected from power loss by UPS and generator. The master control equipment will receive regular maintenance as specified by the manufacturers; however, AV shall not be responsible for maintenance of any customer owned equipment used in conjunction with the master control system. In the event of malfunction of an individual machine, the system shall remain operational by the utilization of other machines. In the event of malfunction of the

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     automation system, the Master Control shall continue to operate manually.
     In the event of Catastrophic Failure, the disaster recovery plan procedures appended as Schedule 2 will be put into effect.

     (c) OTHER NECESSARY SERVICES, EQUIPMENT AND PHYSICAL SPACE: AV's provision of Master Control and Uplink services shall be complete and fully comply with the requirements of Schedule 3, VIDEOCIPHER@ II, SCRAMBLING SYSTEM, SITE PREPARATION AND PHYSICAL REQUIREMENTS and Schedule 4, VIDEOCIPHER@ II SECURITY REQUIREMENTS.

     (d)  MASTER CONTROL AND UPLINK RATES:
     $43,000 per month

          (1) The master control system described above will be ready for service within six months of the execution of this Agreement or sooner. Until that time AV will continue to provide master control services out of the existing master control. The monthly rate for the existing master control shall be $28,000. The Betacart will be maintained until the server is fully functional.

10.  EDITING:  AV will provide Customer with post production services for
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     promotions, editing of licensed product, special programs from existing sources, and for original programming. AV will provide Customer with the following analog edit suite packages.

          (a)  3 - VTR EDIT:

               1 - Edit Suite equipped with:
               3 - VTR's 3/4", 1", D-2, Beta SP or Digital Beta
               1 - Channel DVE
               1 - Character Generator
               1 - Still Store

          (b)      4 - VTR EDIT:

               1 - Edit Suite equipped with:
               4 - VTR's 3/4", 1", D-2, Beta SP or Digital Beta
               1 - Channel DVE
               1 - Character Generator
               1 - Still Store

11.  EDITING RATES:
     -------------

     (a)  Unsupervised   3 - VTR    $150.00 per hour
                         4 - VTR    $175.00 per hour

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     (b) NOTE:  It is understood that the scheduling of unsupervised editing sessions will be done at the discretion of AV staff. Unsupervised editing sessions are not directed by a producer. Producers are welcome to sit in and observe unsupervised sessions at any time. However, if the producer begins to provide editorial direction to the editor, that portion of the session shall be deemed supervised and charged at the applicable rate.

     (c)  Supervised  3 - VTR   $200.00 per hour
                      4 - VTR   $225.00 per hour

               Charge for use of additional tape machines:

                      3/4"      $25.00 each per hour
                      1"        $40.00 each per hour
                      Beta SP   $35.00 each per hour
                      D2        $50.00 each per hour
                      Digi Beta $50.00 per hour

     When additional machines are added during an edit session in process, they shall be billed at a one half hour minimum usage, and quarter hour increments thereafter.

     (d) In the above editing package a channel of DVE is included. Charges for additional channels of DVE will be:

               1 - Channel   No charge
               2 - Channels  $75.00 per hour
               3 - Channels  $125.00 per hour
     No additional charge for the use of ADAPTS will be assessed.

     (e)  Digital Editing  $300.00 per hour for digital non-linear and 3-VTR digital linear editing. Digital editing rates include all necessary equipment.

     (f)  Avid Online Editing
          1 Avid 4000 with AVR 75 or better
          1 Beta SP

          Editing    $150.00 per hour
          Digitizing  $ 85.00 per hour

12.  PRODUCTION SERVICES:  AV will provide Customer production studio and
     -------------------
     equipment for the production of original shows. All production budgets will be based upon then current rate card rates minus 35%.

13.  DUPLICATION SERVICES AND TAPE STOCK:  AV will provide duplication services
     -----------------------------------
     to Customer for the following NTSC tape formats: VHS, S-VHS, 3/4", Beta SP, digital Beta, 1", D2, and D-1. Special duplication rates have been established for Customer and are presented in Schedule 5. AV will provide Customer with all audio or video tape stock

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     needed for the editing of Customer programming, promotional materials, and duplication performed at AV. Special tape stock rates have been established for Customer and are presented in Schedule 6.

14.  LIBRARY:
     --------

     (a) AV will provide storage space for all programming and programming materials for Customer within Customer's two existing tape vaults. One vault will be used to store all master and programming materials and the other to store all air copy and air copy programming materials. All tapes received at AV will be catalogued, bar coded, and labeled immediately upon arrival. Once in the hands of AV, the location of the tapes will be continually tracked. This tracking will include the internal movement of tapes from the library, edit suites, dub areas etc. Tapes that are shipped from AV to other locations will be tracked until such time as AV receives confirmation that they have arrived at the proper destination.

     (b) This service will be provided at no charge exclusive of shipping costs.

     (c) The cataloging and bar coding system described above will be installed immediately upon the execution of this contract.

15.  SPECIAL PERSONNEL:
     ------------------

     (a) AV will designate a minimum of two staff positions that will have a primary focus on the management and coordination of all services AV provides to Customer. Although these two individuals will be AV employees, their primary job responsibilities will be to look after the needs of Customer. The titles and basic job responsibilities for these positions are as follows:

          (1)  Project Manager
               *  Responsible for overall management of agreed upon services.
               * Act as main contact regarding standard operating procedures between production facility and network.
               *  Act as primary problem-solver for day to day issues that arise
               * Meet with Customer staff on a regular basis to assess needs, solve or prevent problems, etc.
               *  Coordinate special projects.
               *  Review all outgoing invoices.

          (2)  Librarian
               *  Maintain Customer library data base.
               *  Catalogue and track all tapes inside and outside the facility.
               * Responsible to see that all tapes and materials are properly labeled and that label information is complete and accurate.
               *  Coordinate and Manage all shipping and receiving of tapes.

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

               * Provide Customer staff with current status and location information for all tapes as needed.

     (b) AV reserves the right to utilize the above employees in other capacities, provided this does not detract from their ability to service Customer.

     (c) The personnel currently designated to perform these functions are identified on Schedule 7.

16.  OTHER SERVICE:  AV will provide other services for the production of on-air
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     promotional materials, affiliate marketing materials, the enhancement of third party acquired programming that is flawed or of inferior quality, and other maintenance items for the network. These services include, but are not limited to: digital compositing, tape to tape color correction, digital audio sweetening, studio production, etc. The rates offered to Customer for some of these other services are as follows:

     (a)  DIGITAL COMPOSITING:

     (b) AV will provide state of the art digital compositing featuring the following equipment:
            Quantel Hal Express
     Rate:  $330.00 per hour

     (b)  TAPE TO TAPE COLOR CORRECTION:

          (1) AV will provide state of the art digital color correction and noise reduction featuring the following equipment:

             DaVinci Renaissance Color Correction System with Killovectors Accom Noise Reduction System

          (2)  RATES:

          One light transfer             $150.00 per hour
          Unsupervised Scene to Scene    $200.00 per hour
          Supervised Scene to Scene      $250.00 per hour

     (c)  DIGITAL AUDIO SWEETENING:

          (1) AV will provide state of the art digital audio sweetening and editing featuring the following equipment:

             AMS/Neve Logic 3
             AMSJ/Neve Audiofile+

          (2)  Rates:

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          Unsupervised loading      $50.00 per hour
          Unsupervised music/efx. search  $50.00 per hour
          Supervised music/efx. search    $150.00 per hour
          Sweetening/editing/lay back    $150.00 per hour
          Narration recording to Pix    $125.00 per hour
          Narration sync to Pix (ADR)    $145.00 per hour
          Foley          $40.00 per hour
          Back Up        $20.00 per hour


     (d)  QUALITY CONTROL:

          At the option of Customer, AV will provide an incoming quality control inspection of all specified audio and video materials for adherence to technical standards. This will include: real time, beginning to end monitoring, measurement of audio and video levels for discrepancies and suitability for use, verification of all label information regarding title, show and segment durations, and the completion of a report indicating the parameters measured for each tape.

17.  QUALITY CONTROL RATES:

          Beta format    $75.00 per hour
          1" format    $75.00 per hour
          D2 format    $100.00 per hour
          D-1 format    $140.00 per hour
          Digital Beta    $100.00 per hour

          (a) All quality control work will be billed based upon actual time spent performing quality checks. For example, a one hour tape will likely take one and one quarter hours to `QC.' Problematic tapes may take longer. Quality control shall be performed by AV at no charge to Customer on all tapes produced by AV, or on which AV has performed post-production services.

18. NON SPECIFIED RATES: ALL post production services not listed and specifically priced above shall be offered to Customer at a discount price of 40% off of the AV rate card (Schedule 1).

19.  LEXICON DUBBING:      $200.00 per hour
     (Includes two VTRs of any format, edit suite and lexicon)

20.  EQUIPMENT MAINTENANCE AND REPAIR:  See Schedule 8.

21.  WARRANTIES:  The parties hereto represent and warrant to each other as
     ----------
     follows:

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

          (a) That it has the power to grant all rights granted herein, including but not limited to all necessary literary, artistic, musical and/or intellectual property rights, and is free to enter into and fully perform this Agreement;

          (b) That it has not entered and shall not enter into any arrangement or agreement which will interfere or conflict with the rights granted to each other hereunder;

          (c) That the exercise of rights granted herein will not infringe on any rights of any third party, including but not limited to copyright trademark, unfair competition, contract, defamation, privacy or publicity rights; and

          (d) That, as of the date of this Agreement, it is in compliance with all material terms of the Agreement.

22.  RELEASE:  In return for the agreements, duties, responsibilities,
     -------
     representations, and warranties embodied in this Agreement, the parties hereby release any and all claims or possible claims against each other, whether known or unknown, arising prior to the date of this Agreement.

23.  INDEMNITY:  AV and  Customer, their parent and associated companies, their
     ---------
     directors, officers, employees, and agents, the sponsor or sponsors, and the television exhibitors, indemnify one another against any and all liability, damages, cost or expenses (including reasonable attorneys' fees) arising from any claims, demands or actions for libel, slander; violation of the right of privacy, or infringement of copyright or other rights arising out of the breach of any of the representations and warranties in this Agreement. The indemnifying party, upon notice of a claim covered by this indemnification shall provide a defense to that claim and shall have the right to enter into reasonable settlement of that claim. This indemnification shall survive the termination of this Agreement.

24.  OWNERSHIP OF MATERIAL:
     ----------------------

     (a) Any and all literary or artistic materials that Customer furnishes to AV, or that may have been developed with AV's cooperation or contribution in the course of the performance of AV's duties, shall remain Customer's sole property;

     (b) AV agrees and acknowledges that, for purposes of copyright law, (but not for tax or any other purpose), that all of the works produced by it under this Agreement are works made for hire for Customer.

     (c) In the event that any work created under this Agreement is found not to be works for hire, then AV agrees to assign and transfer the full copyright in that work to Customer for good and valuable consideration, receipt of which AV hereby acknowledges, and to effectuate such assignment, AV hereby grants Customer a limited, but irrevocable, power of attorney to perfect the conveyance of those rights.

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

25.  NOTICES:  All notices required or permitted by this Agreement shall be
     -------
     given in writing addressed to the parties as specified in this paragraph
     24. Either party may by notice given as aforesaid specify another address for the giving of notices. A notice given is effective on receipt:

     To:  The Nostalgia Network, Inc.    To:  Atlantic Video, Inc.
          650 Massachusetts Ave., NW          650 Massachusetts Ave., NW
          Washington, DC 20001                Washington, DC 20001
          Attn:  Willard R. Nichols           Attn:  Nicholas Chiaia

26.  CONFIDENTIALITY:
     ---------------

     (a) Except as directed by Customer, AV will not use, publish or otherwise disclose either during or after any work with Customer any unpublished, proprietary, or confidential information or secret relating to Customer; the conduct of Customer's business and operation; the materials, apparatus, processes, formulae, plans and methods used in the manufacture and/or marketing of Customer's products or services; the products themselves, or improvements or possible new uses for such products; or any proprietary information or products of others to which AV has access in the course of working with Customer. When AV's work with Customer ceases, AV will return all Customer property and will not, without Customer's prior written consent, retain, take or use any prices, formula, drawing, plan, model, software, writing, or other record relating to the above. AV acknowledges that any information relating to Customer's future business plans and patent applications and the information contained therein that it may receive are part of Customer's proprietary, confidential and secret information and will be treated in accordance with this paragraph.

     (b) Except as directed by AV, Customer will not use, publish or otherwise disclose either during or after any work with AV any unpublished, proprietary, or confidential information or secret relating to AV; the conduct of AV's business and operation; the materials, apparatus, processes, formulae, plans and methods used in the manufacture and/or marketing of AV's products or services; the products themselves, or improvements or possible new uses for such products; or any proprietary information or products of others to which Customer has access in the course of working with AV. When AV's work with Customer ceases, Customer will return all AV property and will not, without AV's prior written consent, retain, take or use any prices, formula, drawing, plan, model, software, writing, or other record relating to the above. Customer acknowledges that any information relating to AV's future business plans and patent applications and the information contained therein that it may receive are part of AV's proprietary, confidential and secret information and will be treated in accordance with this paragraph.


27.  ASSIGNMENT:  For the purpose of engaging third party production of
     ----------
     programming for Customer, Customer may transfer, assign, license or lend this Agreement, all or any part of its rights hereunder, to any person; provided, however, that such assignment shall not relieve Customer of its obligations hereunder. This Agreement shall insure to the benefit of Customer, its successors and assignees. Customer shall notify AV on a timely basis of any such transfer, assignment, license or loan of this Agreement.

28.  TERMINATION:  If either party defaults in the performance of any provision
     -----------
     of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, the Agreement will be terminated. This notice shall serve concurrently as the notice required under paragraph 34 of this Agreement and shall begin the time period required to schedule a Resolution Meeting. Said notice shall specify the provision in default. Any termination of this Agreement shall require delivery of a signed and dated written Notice of Termination.

29.  ENTIRE AGREEMENT:  This Agreement is complete and embodies the parties'
     ----------------
     entire understanding. Neither party has made any representations, warranties or undertaking that are not expressly set forth herein. This Agreement supersedes and nullifies any Agreements whether written or oral previously made by the parties.

30.  SEVERABILITY:  The provisions of this Agreement shall be deemed severable,
     ------------
     and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof. Moreover, to the extent that the enforcement of any provision of this Agreement may be governed by its reasonableness, if any such provision is found unenforceable by the courts or arbitrator interpreting such provision, such provision shall be deemed amended so as to permit its enforcement to the extent deemed reasonable.

31.  PERSONAL PROPERTY:  Customer acknowledges that many AV clients, their
     -----------------
     agents and affiliates will be present at the facilities where services are to be provided. Because of AV's limited control over such persons, Customer specifically releases AV from any and all claims of lost or stolen personal property belonging to Customer employees.

32.  SUCCESSORS AND ASSIGNS:  This Agreement and the covenants, agreements, and
     ----------------------
     obligations contained within shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment shall not release the original parties from their respective obligations hereunder.

33.  FORCE MAJEURE:  Neither AV nor Customer shall be liable for failure to
     -------------
     perform their respective obligations hereunder if such failure is by reason of an act of God, labor dispute, fire, flood, or similar such cause beyond its control. In the case of such force majeure, the party precluded from performing its obligations hereunder must attempt to secure reasonable substitute performance. In AV's case, reasonable substitute performance would include temporarily securing reasonably comparable services for Customer at a reasonably comparable production facility. In the case such reasonable substitute performance cannot be obtained, this Agreement may be terminated without further liability to either party.

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

34.  DISPUTE RESOLUTION:

     (a) The parties to this Agreement shall use their best efforts to resolve any disputes concerning their respective performance under this Agreement through open and cooperative discussion in the normal course of business, and in the spirit of comity.

     (b) Arbitration shall be the final remedy for disputes arising under this contract, and shall be conducted in accordance with the rules of the American Arbitration Association, including the procedures for selecting an arbitrator, provided, however, that: (i) the parties contemplate only limited discovery, which shall be permitted only where and to the extent the arbitrator finds it necessary to the fair resolution of the dispute;
     (ii) the arbitrator shall be authorized to determine the party responsible for payment of attorneys' fees and costs: and (iii) the arbitrator shall have the authority only to enforce the legal and contractual rights of the parties and shall not add to, modify, disregard, or refuse to enforce any contractual rights. The decision of the arbitrator shall be final and may be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, provisional equitable relief may be sought in a court of competent jurisdiction.

     (c) A party claiming to be aggrieved under this Agreement shall furnish to the other party notice of its intent to move to arbitration in a written statement identifying its grievance and the relief requested or proposed at least thirty days prior to commencement of arbitration proceedings. The Parties acknowledge and agree that this notice shall be provided contemporaneously to the 144 Committee of Customer's Board of Directors.

35.  MISCELLANEOUS PROVISIONS:
     -------------------------

     35.1  Time for performance by the parties hereunder is of the essence.

     35.2 Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future, statute, law, ordinance or regulation under which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

     35.3 This Agreement is not subject to any terms or conditions of any collective bargaining agreement.

     35.4 This Agreement in all respects shall be subject to the laws of the District of Columbia relating to agreements executed and wholly performed within the territorial limits of such jurisdiction.

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

     35.5 This Agreement (including the attachments incorporated into it) may be modified only by a writing signed by both parties.

     35.6 The section headings herein are included for reference only and shall not be used in interpreting the text of the sections in which they appear.

     35.7 If either party to this Agreement commences any action against the other arising out of or in connection with this Agreement, the prevailing party shall be entitled to attorneys' fees and costs and expenses of said action.

     35.8 Each person executing this Agreement on behalf of a party represents and warrants that he or she is duly authorized to do so and is able to bind such party to the terms hereof.

     35.9 The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action by one party herein against the other whether predicated on this Agreement or otherwise.

     35.10 Any conduct by the parties hereto evidencing an agreement at variance with the express terms of this Agreement shall not constitute a waiver of the terms expressed herein and no action taken by a party, or any failure to act when a right to act is available under the Agreement shall be deemed a waiver of any future right to enforce the Agreement.


IN WITNESS WHEREOF, the parties hereby execute this Agreement.


The Nostalgia Network, Inc.                     Atlantic Video Inc.
650 Massachusetts Avenue NW                     650 Massachusetts Avenue NW
Washington, DC 20001                            Washington, DC 20001



By: ___________________________                 By: ___________________________

Name: _________________________                 Name: _________________________

Title: ________________________                 Title: ________________________

Dated: ________________________                 Dated: ________________________


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